UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 30, 2005

Aegis Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14315	75-2050538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Bent Branch Drive, Irving, Texas 75063

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(972) 868-0225

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry	into a Material Definitive Agreement.

(a)(1) and (a)(2)

On December 2, 2005, the Registrant announced that as of November 30, 2005, the Registrant entered into a Debt Conversion Agreement with World Focus, the owner of approximately 67% of the Registrant’s issued and outstanding common stock, in which World Focus will convert the aggregate outstanding principal and accrued and unpaid interest it holds under three promissory notes, totaling approximately $18.3 million, into shares of common stock of the Registrant at a conversion price of $0.038 per share. Interest under those three promissory notes will continue to accrue through the closing of the Debt Conversion Agreement.

On the assumption that the debt conversion closing occurs on December 20, 2005, World Focus would receive 487,287,678 shares of common stock of the Registrant (the interest rate on the three subject promissory notes is expected to change on December 20, 2005, making impossible a prediction of the exact amount of accrued interest under those notes, and therefore, the exact number of shares of common stock into which those three subject notes will convert on December 28, 2005 – as a result, the number of shares of common stock is given as of December 20, 2005 with the understanding that the final number of shares of common stock in the debt conversion will vary slightly). Given that the Registrant presently only has 139,946,978 authorized but unissued shares of common stock, there is not a sufficient number of shares of Registrant common stock available for the Registrant to effect the debt conversion.

As a result, the debt conversion is subject to the condition that the Registrant’s stockholders have approved an amendment to the Registrant’s Certificate of Incorporation to increase the number of shares of common stock that the Registrant is authorized to issue under its Certificate of Incorporation from 800,000,000 shares to 2,000,000,000 shares. Accordingly, in order to complete the debt conversion in accordance with the terms of the debt conversion agreement, the Board will submit to the Registrant’s stockholders a proposal to increase the number of authorized shares of common stock of the Registrant, which increase would be available, in part, to complete the World Focus debt conversion. The date for the Registrant’s stockholder meeting has been set for December 28, 2005, and the Registrant filed its preliminary proxy materials with the SEC in this regard on December 2, 2005.

The affirmative vote of the holders of a majority of the issued and outstanding common stock of the Registrant is required to approve the amendment to the Registrant’s Certificate of Incorporation. Since World Focus beneficially owns (and, accordingly, has the right to vote) in excess of a majority of the outstanding shares of common stock of the Registrant, and since World Focus has advised the Registrant that it expects to vote the shares of common stock beneficially owned by it in favor of the approval and adoption of that amendment, it is expected that the proposal to increase the amend the Certificate of Incorporation to increase the authorized common stock from 800,000,000 shares to 2,000,000,000 shares will be approved.

Upon consummation of the debt conversion and the issuance of certificates representing the shares of common stock issuable to World Focus by reason of the debt conversion, the Registrant’s obligations under the three subject promissory notes will be satisfied in full and World Focus will no longer have any claims or demands against the Registrant and its subsidiaries pursuant to the terms of those promissory notes or otherwise in connection with those promissory notes. It is anticipated that the debt conversion will be effected promptly after the Registrant’s stockholders approve the amendment to the Registrant’s Certificate of Incorporation and the appropriate certificate of amendment is filed with the Delaware Secretary of State.

In addition to the receipt of the necessary stockholder approval for the amendment to the Registrant’s Certificate of Incorporation, the closing of the debt conversion is subject to other customary conditions, including the receipt of regulatory approvals, there being no laws or other legal impediments that enjoin, restrict or prohibit consummation of the transaction, the accuracy of representations and warranties as of the closing, the performance of pre-closing covenants and agreements, and the delivery of various documents at closing, including delivery of the three subject promissory notes for cancellation.

Each party to the debt conversion agreement made customary representations and warranties to the other as to (a) its organization and good standing, (b) due authorization of the transaction documents and the debt conversion, (c) validity and binding nature of the transaction documents, (d) non-contravention of the debt conversion and the transaction documents with laws and other legal requirements, organizational documents and material agreements, (e) the absence of litigation and other proceedings which seek to enjoin, restrict or prohibit the debt conversion, and (f) the absence of any brokerage or similar fees in connection with the debt conversion. World Focus represented to the Registrant that it owned the three promissory notes being converted and all interest therein, free and clear of any liens and encumbrances, and made customary securities representations to enable the Registrant to issue the common stock pursuant to the debt conversion in compliance with applicable securities laws. The Registrant represented to World Focus the status of its authorized and issued capital stock.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this document that are not based on historical facts are “forward-looking statements”. Terms such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “predicts”, “may”, “should”, “will”, the negative thereof and similar expressions are intended to identify forward-

looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: Aegis’s reliance on certain major clients; unanticipated losses of or delays in implementation of client programs; higher than anticipated implementation costs associated with new client programs; the successful combination of revenue growth with operating expense reduction to result in improved profitability and cash flow; government regulation and tax policy; economic conditions; competition and pricing; dependence on Aegis’s labor force; reliance on technology; telephone and internet service dependence; and other operational, financial or legal risks or uncertainties detailed in Aegis’s SEC filings from time to time. Should one or more of these uncertainties or risks materialize, actual results may differ materially from those described in the forward-looking statements. Aegis does not intend to update any of those forward–looking statements.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release dated December 2, 2005, announcing the Registrant’s entry into the Debt Conversion Agreement with World Focus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 2, 2005	AEGIS COMMUNICATIONS GROUP, INC.

	By:	/s/ Kannan Ramasamy
Kannan Ramasamy President and CEO

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated December 2, 2005, announcing the Registrant’s entry into the Debt Conversion Agreement with World Focus.

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